Exhibit 10.3

TERMINATION OF POST-EMPLOYMENT CONSULTING AGREEMENT

THIS TERMINATION OF POST-EMPLOYMENT CONSULTING AGREEMENT (the “Termination Agreement”) is made and entered into as of this 20th day of April, 2008, by and between David A. Walker (the “Executive”) and Pier 1 Imports, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company and Executive entered into that certain “Post–Employment Consulting Agreement” dated November 17, 1999, a copy of which is attached hereto as Exhibit A; and

WHEREAS, the Company and Executive desire to terminate the Post-Employment Consulting Agreement; and

WHEREAS, Executive and the Company have reached the mutual understandings and agreements embodied in this Termination Agreement;

NOW, THEREFORE, for good and valuable consideration and in consideration of the mutual undertakings set forth herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

I. Termination of the Post-Employment Consulting Agreement. Effective as of April 20, 2008, the parties hereby mutually agree to unconditionally terminate and extinguish the Post-Employment Consulting Agreement.

II. Release. The Executive on behalf of himself and his agents, assigns, relatives, spouse and related persons hereby unconditionally compromises, releases and forever discharges, to the fullest extent permitted by law, the Company, its subsidiary and affiliated companies and entities and its and their employees, officers, directors, agents, parents, subsidiaries, affiliates and each of them from all manner of actions, proceedings, causes of action, claims, counterclaims, suits, debts, sums, monies, accounts, covenants, agreements, promises, damages, losses or demands (collectively, “Claims”) of whatever kind or nature, whether known or unknown, in law or in equity, which arise from the Post-Employment Consulting Agreement. The Company hereby unconditionally compromises, releases and forever discharges, to the fullest extent permitted by law, the Executive from all Claims of whatever kind or nature, whether known or unknown, in law or in equity, which arise from the Post-Employment Consulting Agreement.

IN WITNESS WHEREOF, the Executive and the Company, by its duly authorized officer, have each placed their signatures below as of the day and year first above written.

PIER 1 IMPORTS, INC.:		EXECUTIVE:

By:
	Gregory S. Humenesky	David A. Walker
	Executive Vice President-Human Resources	April ___, 2008
April ___, 2008